                                                                    EXHIBIT 8(L)


                          ACCOUNTING SERVICES AGREEMENT

                                   SCHEDULE A

         PORTFOLIO                                                         INCEPTION DATE
-----------------------------------------------------                  -----------------------
  Schwab 1000 Fund                                                     April 4, 1991
  Schwab Short/Intermediate Government Bond Fund                       November 4, 1991
  Schwab California Long-Term Tax-Free Bond Fund                       February 20, 1992
  Schwab Long-Term Tax-Free Bond Fund                                  September 11, 1992
  Schwab Long-Term Government Bond Fund                                March 5, 1993
  Schwab Short/Intermediate Tax-Free Bond Fund                         April 21, 1993
  Schwab California Short/Intermediate Tax-Free Bond Fund              April 21, 1993


                          SCHWAB INVESTMENTS


         BY:      /s/ Tom D. Seip
            -------------------------------------------
         NAME:    Tom D. Seip
              -----------------------------------------
         TITLE:   President and Chief Operating Officer
               ----------------------------------------


                         PFPC INC.

         BY:      /s/ Robert J. Perlsweig
            -------------------------------------------
         NAME:    Robert J. Perlsweig
              -----------------------------------------
         TITLE:   Senior Vice President
               ----------------------------------------